Form N-SAR
Item 77Q(1)
Copies of any new or amended investment advisory contracts

Sub-Item 77Q(1) -On September 15, 2010, Motley Fool Funds
Trust entered into an Investment Advisory Agreement with Motley Fool Asset Management, LLC dated June 15, 2009. A copy of the Investment Advisory Agreement is incorporated herein by reference to Exhibit (d) of Post Effective
Amendment No. 10 to the Registrant's Registration Statement on Form N-1A filed with the SEC on October 26, 2010.

On September 15, 2010, Motley Fool Funds Trust entered into an Expense Limitation and Reimbursement Agreement with
Motley Fool Asset Management, LLC dated February 17, 2010.
A copy of the Expense Limitation and Reimbursement
Agreement is incorporated herein by reference to Exhibit
(h)(5) of Post Effective Amendment No. 10 to the
Registrant's Registration Statement on Form N-1A filed with the SEC on October 26, 2010.